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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


     Employment Agreement dated as of January 16, 1997 by and between ASI Solutions Incorporated (the "Company"), a Delaware corporation, and Eli Salig (the "Employee").

     WHEREAS, the Employee is employed as President and Chief Operating Officer of the of the Company; and

     WHEREAS, the Employee's services have contributed to the growth of the Company; and

     WHEREAS, the Company desires to continue to employ and retain the experience, ability and services of the Employee and to prevent any other competitive business from securing his services to utilize his experience, background and know-how; and

     WHEREAS, the Board of Directors recognizes that these arrangements are being made to help assure a continuing dedication by the Employee to his duties to the Company; and

     WHEREAS, the Board of Directors wishes to demonstrate to the employees of the Company that the Company is concerned with the welfare of its employees and intends to ensure that loyal employees are treated fairly;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and for other good and valuable consideration, each of the parties, intending to be legally bound, hereby agree to the following terms and conditions.

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     1.  Term.  The Company hereby employs the Employee, and the Employee hereby
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accepts such employment, for a term commencing as of the date of this Agreement and ending on the date of termination of the Employee's Employment pursuant to the provisions of Section 4 or 5 (said period hereinafter referred to as the "Term").

     2.  Duties.  The Employee shall serve in the capacity of  President and
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Chief Operating Officer of the Company (or such other and comparable titles and positions as shall be given to the Employee by the Board of Directors of the Company). The Employee shall faithfully perform the duties of said offices and shall perform such other services of an executive, managerial or administrative nature as shall be specified and designated by the Board of Directors of the Company, it being understood that such duties shall be reasonably comparable to those duties heretofore performed by the Employee for the Company. The Employee shall devote substantially all of his business time and effort to the performance of his duties hereunder, except for illness or incapacity.

     3.  Compensation and Benefits.
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     3.1  Salary.  During the Term of this Agreement, the Company shall pay the
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Employee an annual salary (the "Annual Salary"), calculated as follows: (i) Two
Hundred Forty Thousand Dollars ($240,000), in equal monthly installments, less such deductions as shall be required to be withheld by law; plus (ii) an annual salary increase to reflect the increase in the Consumer Price Index (as defined below). To compute the annual increase attributable to the Consumer Price Index, the Consumer Price Index as of November 1996 shall be compared with the Consumer Price Index for each successive November of the Term. Any increase in the Consumer Price Index between November 1996 and November of any subsequent year during the Term shall cause an increase in the Annual Salary in the same proportion as the change in Consumer Price Index between the two dates. Any increase so calculated shall be applied to the Annual Salary and shall be payable beginning January of each year of the Term. In the event the Consumer Price Index decreases or remains the same, there will be no effect on the Employee's Annual Salary for the annual period next to commence. For purposes of this Section, the

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Consumer Price Index shall mean the Consumer Price Index for All Urban
Consumers, All-Items, for New York-Northeast New Jersey-Long Island, NY-NJ-CT (1982-84=100) published by the United States Bureau of Labor Statistics, Department of Labor, or its successor then in effect. If publication of the Consumer Price Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living adjustment for New York City as computed and published by an agency of the United States or by a responsible financial periodical or recognized authority to be selected by the parties.

     3.2  Bonus.  During the Term, the Employee shall receive an annual bonus in
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an amount as shall be determined by the Board of Directors of the Company.

     3.3  Benefits.  During the Term, the Employer shall provide and the
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Employee may participate (to the extent that the Employee is eligible under the terms of such plans or programs) in the following:

     (a) family medical, dental, and eye care insurance coverage (with "family" defined as spouse and all dependent children, under the age 21);

     (b)  life and disability insurance; and

     (c) incentive, pension or profit sharing plans, deferred compensation arrangements, stock option plans or similar benefits that may be available to executive officers of the Company.

     3.4  Automobile.  During the Term, the Employer shall provide the Employee
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with an automobile to the same extent and in accordance with the policy for executive officers of the Company. The automobile shall be comparable in quality to that which the Company presently provides to the Employee. The Company shall also pay all insurance, maintenance, fuel, repairs, registration fees and other operating costs.

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     3.5  Vacation.  The Employee shall be entitled to receive four (4) weeks of
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vacation per year, during which time his compensation shall be paid in full.

     3.6  Expenses.  The Company shall pay or reimburse the Employee for all
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reasonable and properly documented out-of-pocket expenses actually incurred or paid by the Employee during the Term in the performance of the Employee's services under this Agreement.

     4.  Termination Due to Death, Disability, Voluntary Resignation or
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         Termination Without Cause.
         -------------------------

     4.1  Termination Due to Death.  If the Employee dies during the Term, this
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Agreement shall terminate as of the date of the Employee's death and the
Employee's estate or beneficiaries shall be entitled to receive any salary, bonus and other benefits earned and accrued prior to the date of death together with reimbursement for any out-of-pocket expenses incurred prior to the date of death. The Employee's estate or beneficiaries shall also be entitled to receive payments equivalent to the Employee's Annual Salary for a period of three (3) years following the date of death.

     4.2  Termination Due to Disability.  If the Employee is unable to
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competently perform the duties assigned to him because of ill health or other disability, for a period in excess of one hundred twenty (120) consecutive or non-consecutive days out of any twelve (12) month period, the Company may, at its option, terminate the employment of the Employee immediately by written notice to the Employee. The Employee shall be entitled to receive any salary, bonus and other benefits earned and accrued together with reimbursement for any out-of-pocket expenses incurred, for the period prior to the notice of termination. The Employee shall also be entitled to receive for a period of three (3) years following the date of the Company's notice of termination, the Employee's Annual Salary and all other benefits provided to executive officers, with the exception of those benefits provided pursuant to Sections 3.2 and 3.5 hereof.

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     4.3  Termination Due to Voluntary Resignation.  If the Employee voluntarily
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resigns from the Company (in which case such resignation shall be effective on the date the Employee provides the Company with notice of such resignation), the Employee shall be entitled to receive any salary, bonus or other benefits earned and accrued prior to the date of resignation, together with reimbursement for any out-of-pocket expenses incurred prior to the date of resignation.

     4.4    Termination Without Cause.  The Company may terminate the Employee
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at any time for any reason other than those specified in Section 5 hereof, effective thirty (30) days after written notice is given to the Employee of such termination; provided, however, that the Employee shall be entitled to receive for a period of three (3) years following the date of the Company's notice of termination, the Employee's Annual Salary and all other benefits provided to executive officers, with the exception of those benefits provided pursuant to Sections 3.2 and 3.5 hereof. The Employee shall not be obligated to perform any services for the Company during such three (3) year period.

     5.  Termination for Cause.  If the Employee: (i) is convicted of a felony
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or any crime involving the Company or its subsidiaries (except where such felony or crime derives from actions taken at the direction of the Board of Directors of the Company in writing); or (ii) is determined by the Board of Directors of the Company to have engaged in: (a) willful misconduct (as hereinafter defined);
(b) willful or gross neglect; (c) fraud; (d) misappropriation; (e) embezzlement;
(f) material breach of his fiduciary duty; or (g) conduct in wanton disregard of corporate policy in the performance of his duties hereunder, the Company may terminate the Employee's employment immediately, at any time within thirty (30) days after receiving notice of the occurrence of any of the events described in clauses (i) and (ii) above, by written notice to the Employee. In the event of termination under this Section 5, the Employee shall have no right to receive any compensation or other benefit hereunder on and after the date of the termination, other than salary and other benefits earned and accrued prior to the date of termination and reimbursement for out-of-pocket expenses incurred prior to the date of termination. As used in

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this Agreement, the term "willful misconduct" shall mean willful failure of the
Employee to perform his duties.

     6.  Covenant of the Employee.
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     6.1  Covenant Against Competition.  The Employee acknowledges that: (i) the
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principal business of the Company and its subsidiaries is human resources consulting and outsourcing services (the "Present Business"); (ii) the Company and its subsidiaries is one of a limited number of entities which have developed the present business; (iii) the Present Business is national in scope; (iv) the Employee's work for the Company and its subsidiaries has given and will continue to give him access to the confidential affairs and proprietary information of the Company and its subsidiaries not readily available to the public; and (v) the agreements and covenants of the Employee contained in this Section 6.1 are essential to the business and goodwill of the Company. Accordingly, the Employee covenants that:

     (a) Throughout the Employee's employment with the Company and for a period of three (3) years following the date that the Employee is given notice of termination from the Company (in the case of termination for disability, termination without cause or termination with cause) or for a period of three
(3) years following the date that the Employee resigns from the Company (the "Restricted Period"), the Employee shall not, in the United States of America, directly or indirectly: (1) engage in the Present Business or any other principal line of business developed by the Company during the Term (hereinafter collectively referred to as the "Company Business") for the Employee's own account; (2) render any services in any capacity to any person or entity (other than the Company or its subsidiaries) engaged in the Company Business; or (3) become interested in any entity engaged in the Company Business (other than the Company or its subsidiaries) as a partner, shareholder, principal, agent, trustee, consultant or in any other relationship or capacity; provided, however, the Employee may own, directly or indirectly, solely as an investment, securities of any such entity which are traded on any national securities exchange or NASDAQ if the Employee: (A) is not a controlling person of, or a member of a group which controls such entity and (B) does not, directly or indirectly, own ten

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percent (10%) or more of any class of securities of such entity.

     (b) During the Restricted Period, the Employee shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its subsidiaries, all confidential matters relating to the Company Business and to the Company and its subsidiaries learned by the Employee heretofore or hereafter, directly or indirectly, from the Company and its subsidiaries, including any information concerning the business, affairs, customers, clients, sources of supply and customer lists of the Company or its subsidiaries (the "Confidential Company Information") and shall not disclose the Confidential Company Information to anyone except with the Company's express written consent and except for Confidential Company Information which: (1) is publicly known at the time of receipt, or thereafter becomes publicly known through no wrongful act of the Employee, or (2) is received from a third party who is not under an obligation to keep such information confidential. The rights of the Company pursuant to this Section are in addition to and shall not be deemed to limit those rights and remedies available under common law for protection of the type of confidential information which constitutes "trade secrets" as defined by controlling law.

     (c) The Employee shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of the Company or its subsidiaries, any employee of the Company or its subsidiaries nor shall the Employee hire any employee who has left the employment of the Company or its subsidiaries within one (1) year of the termination of such Employee's employment with the Company or its subsidiaries.

     (d) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Company Information made or compiled by the Employee or made available to the Employee concerning the Company Business or the Company or its subsidiaries shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section and shall be delivered to the Company at any time upon request.

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     6.2  Rights and Remedies Upon Breach.  If the Employee breaches, or
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threatens to commit a breach of any of the provisions of Section 6.1 (the
"Restrictive Covenants"), the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law for the availability of such remedies), each of the rights and remedies being independent of the other and severally enforceable, and all of the rights and remedies being in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

     (a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to have restraining orders and injunctions (preliminary, mandatory, temporary and permanent) entered against the Employee preventing violations of such covenants, threatened or actual, and whether or not then continuing, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

     (b) The right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by him primarily as the result of any transactions constituting a breach of the Restrictive Covenants. The Employee shall promptly account for and pay over such sums to the Company. The Company may set-off any amounts due to the Company under this Section against any amounts owed to the Employee.

     7.  Indemnification.  The Company shall indemnify, defend and hold the
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Employee harmless from any losses, liabilities, claims, damages, costs, attorneys fees and expenses as may result from the Employee's actions that were either taken within the scope of the Employee's duty or authorized in writing by the Board of Directors of the Company. The Company shall have the right to settle and/or compromise any such claims on behalf of the Employee. The Employee shall cooperate with and assist the Company in any litigation or settlements involving any claims

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which are the subject of this provision.

     8.  Other Provisions.
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     8.1  Severability.  The Employee acknowledges and agrees that: (i) he has
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had an opportunity to seek the advice of counsel in connection with this
Agreement; (ii) the Restrictive Covenants herein are reasonable in geographical and temporal scope and in all other respects; and (iii) the Company would not have entered into this Agreement but for the Restrictive Covenants contained in this Agreement. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     8.2  Blue-Penciling.  If any court determines that any of the covenants
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contained in this Agreement, including, without limitation, any of the
Restrictive Covenants, or any part thereof, is unenforceable because of duration or geographical scope, the said duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be deemed enforceable and shall be enforced.

     8.3  Notices.  Any notice or other communication required or permitted
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hereunder shall be in writing and shall be delivered personally, sent by express mail or by certified or registered mail, (return receipt requested and postage prepaid). Any such notice shall be deemed complete when so delivered personally, or if mailed, five (5) days after the date of deposit with the United States Postal Service, as follows:

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     (i)  If to the Company, to:

               Koerner Silberberg & Weiner, LLP
                112 Madison Avenue, 3rd Floor
                New York, New York  10016
                Attention: Carl Seldin Koerner, Esq.

     (ii)  If  to the Employee, to:

                Eli Salig
                145 West 67th Street
                New York, New York 10023

     Any party may, by notice given in accordance with this Section to the other parties hereto, designate another recipient or address for receipt of notices hereunder.

     8.4  Arbitration.  Any controversy or claim arising out of, or relating
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to this Agreement, or its breach, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association in the City of New York. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.

     8.5  Entire Agreement.  This Agreement supersedes all previous written or
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oral understandings and agreements between the Company and the Employee and contains the entire agreement between the parties with respect to the subject matter hereof.

     8.6  Waivers and Amendments.  This Agreement and any of the terms contained
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herein may not be amended, superseded, canceled, renewed, extended or waived, unless by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any other or further exercise thereof or the

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exercise of any other such right, power or privilege.  The failure of either party to insist upon performance of any terms or conditions of the Agreement shall not be construed a waiver of future performance of any such term, covenant or condition, and the obligations of either party with respect thereto shall continue in full force and effect.

     8.7  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York.

     8.8  Assignment.  This Agreement, and the Employee's rights and obligations
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hereunder, may not be assigned by the Employee.  Any purported assignment by the
Employee in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

     8.9  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the Company, its successors and assigns, including without limitation any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business, or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement shall also inure to the benefit of, and shall be binding upon the Employee, his heirs, distributees and personal representatives.

     8.10  Headings.  The headings in this Agreement are for reference only and
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shall not affect the interpretation of this Agreement.

     8.11  Counterparts.  This Agreement may be executed by the parties hereto
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in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.


                             ASI Solutions Incorporated


                             By:___________________________________________


                             ----------------------------------------------
                             Eli Salig

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